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                                                                    EXHIBIT 10.2

May 25, 2005

Mr. David A. Pace
2401 Utah Avenue S.
Seattle, WA 98134

Dear David:

This document is designed to provide you with information regarding the terms and conditions of your employment as executive vice president, Partner Resources, of Starbucks Corporation.

Base Salary

You will continue to be paid bi-weekly at a base salary that annualizes to $450,000.

Bonus

You will continue to participate in the Executive Management Bonus Plan at an incentive target of 50% of your eligible base salary.

Stock Awards

You will continue to be eligible to receive stock awards under the Key Employee Stock Plan.

Management Deferred Compensation Plan

You will continue to be eligible to participate in the Management Deferred Compensation Plan (MDCP) if you are on our U.S. payroll.

Executive Life Insurance

You will continue to receive the maximum partner life coverage benefit paid for by Starbucks of $1,000,000.

Insider Trading

As executive vice president, Partner Resources, of Starbucks, you will continue to be prohibited from trading Starbucks securities (or, in some circumstances, the securities of companies doing business with Starbucks) from time to time in accordance with the Company's Insider Trading Policy and Blackout Procedures, a copy of which you have been provided.

Coffee Hedging

As an officer of Starbucks, you are prohibited from trading in coffee commodity futures for your own account.

Other Benefits

You will continue to be eligible to participate in the benefits, savings and stock programs outlined in Your Special Blend, a copy of which has been provided to you. Please note that although it is Starbucks intention to continue these plans, they may be amended or terminated at any time without notice.

"At will" employment

You will remain employed "at will," meaning that either you or Starbucks can end the employment relationship at any time, for any reason not prohibited by law.

Non-Competition Agreement

You will continue to be bound to the terms and conditions of the Non-Competition Agreement, dated July 24, 2002, between you and Starbucks.
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                                                               Mr. David A. Pace
                                                                    May 25, 2005
                                                                          Page 2

Miscellaneous

This letter, and the agreements and documents referred to herein, constitute the entire agreement regarding your employment with Starbucks and supersede all prior or contemporaneous agreements or arrangements, written or oral, concerning your employment. This letter will be governed by the laws of the State of Washington, without regard to such state's conflicts of laws rules.

                                    * * * * *

Warm regards,

/s/ James L. Donald
------------------------

James L. Donald
president and chief executive officer

Accepted by:

/s/ David A. Pace              5/25/05
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David A. Pace                  Date

cc: Partner File
    Stock Administration